Vertiv Reports Strong Orders, Sales, and EPS Growth; Raises Full Year Guidance

•Second quarter diluted EPS of $0.83 and adjusted diluted EPS(1) of $0.95, up 42% from second quarter 2024
•Net sales up 35%, operating profit up 32% and adjusted operating profit(1) up 28%, each year-over-year
•Organic order growth of ~15% year-over-year and ~11% sequential improvement; trailing twelve-month (TTM) organic order growth of ~11% year-over-year
•Backlog strengthened to $8.5 billion, with robust orders driving a book-to-bill ratio of ~1.2x
•Raising full year 2025 guidance for adjusted diluted EPS, net sales, adjusted operating profit and adjusted free cash flow
COLUMBUS, Ohio July 30, 2025 – Vertiv Holdings Co (NYSE: VRT), a global leader in critical digital infrastructure, today reported financial results for its second quarter ended June 30, 2025. Vertiv delivered strong second quarter performance with net sales of $2,638 million, representing a 35% increase ($685 million) from the prior year period, driven by robust data center demand and continued market penetration. Orders momentum remained robust, with second quarter 2025 organic orders increasing approximately 15% year-over-year and 11% sequentially from first quarter 2025. Our TTM organic orders for the period ending June 30, 2025 grew approximately 11% compared to the prior year TTM period, reflecting sustained market demand. Our strong market position is evidenced by our growing backlog of $8.5 billion and a book-to-bill ratio of approximately 1.2x for the quarter.
Second quarter 2025 operating profit increased $106 million to $442 million, up 32% from the prior year period, while adjusted operating profit grew $108 million to $489 million, representing a 28% increase. Adjusted operating margin was 18.5%, down 110 basis points compared to second quarter 2024, primarily reflecting ongoing tariff impacts. Compared to our prior guidance for second quarter and full year 2025, we have accelerated ER&D and growth fixed cost investments. In addition, two factors impacted our second quarter adjusted operating margin results: (1) higher than anticipated supply chain and manufacturing transition costs to mitigate tariffs and (2) operational inefficiencies and execution challenges stemming from stronger than anticipated growth acceleration. We have clear action plans in place and expect these temporary factors to be materially resolved by year end.
"Vertiv's second quarter performance demonstrates the strength of our market position and our ability to execute at scale," said Giordano Albertazzi, Vertiv's Chief Executive Officer. "Our 35% sales growth and robust orders momentum reflect both strong market demand and our expanded capabilities to serve our customers' increasingly complex infrastructure needs. We are strategically investing in capacity expansion and accelerating our innovation pipeline to capitalize on unprecedented data center growth, particularly in AI-enabled infrastructure. The announced agreement to acquire Great Lakes Data Racks & Cabinets further strengthens our position in the fast-growing data center market. As we progress on our strong growth trajectory, we are vigorously addressing some temporary margin challenges which we anticipate will be materially addressed by the end of 2025. Given our strong performance, backlog and positive outlook, we are raising our full-year adjusted diluted EPS, net sales, adjusted operating profit and adjusted free cash flow forecast, positioning Vertiv for even stronger performance in the quarters ahead.”
"What we're seeing in the data center industry today goes well beyond the next few years," added Dave Cote, Vertiv's Executive Chairman. "This is a technological transformation that we believe will drive sustained long-term growth. We plan to invest resolutely and rationally, both organically and through acquisitions, to strengthen our market leadership and capitalize on the latest significant development as the digital age progresses."

Adjusted Free Cash Flow(1) and Liquidity
Net cash generated by operating activities in the second quarter 2025 was $323 million and adjusted free cash flow was $277 million, each decreasing ~$59 million from second quarter 2024, primarily due to increased working capital investment to support growth and favorable timing of trade working capital elements in the second quarter last year. Higher adjusted operating profit and lower cash interest partially offset the working capital investments in the second quarter. Our adjusted free cash flow has increased 24% on a year-to-date basis.
We continue to expect capital expenditures in the range of $250 - $300 million to support strong industry demand. Our financial position remains robust, with $2.5 billion in liquidity and net leverage of approximately 0.6x at the end of second quarter 2025. This strong balance sheet and cash flow generation enable us to pursue strategic growth opportunities, as demonstrated by our agreement to acquire Great Lakes Data Racks & Cabinets (the “Acquisition”), which we believe will strengthen our position in high-density white space solutions.
Updated Full Year and Third Quarter 2025 Guidance
The data center market continues to show robust momentum with sequential pipeline growth and substantial increases in AI-related activity driving strong demand. This momentum is reflected in our projected 2025 organic sales growth of 24%. To capitalize on these expanding opportunities, we are continuing to accelerate our growth investments, with significant ER&D investments in next-generation technologies and AI-optimized infrastructure solutions. Additionally, we are strategically expanding our global manufacturing capacity to meet strong customer demand while enhancing our ability to navigate geo-political complexities. We expect adjusted operating margins to strengthen sequentially throughout the remainder of this year. This improvement will be driven by our operational initiatives, tariff countermeasures, commercial actions, and strategic supply chain optimization efforts.
Given our strong backlog and pipelines, we are raising our full-year 2025 guidance across most key metrics. We now expect organic sales growth of 24%, up from 18%, adjusted operating profit of $1,990 million, up from $1,935 million, adjusted diluted EPS of $3.80, up from $3.55 and adjusted free cash flow of $1.4 billion, up from $1.3 billion. Additionally, we are lowering our adjusted operating margin to 20.0%, down from 20.5%, given the factors described above. We anticipate meeting our long-term adjusted operating margin target of 25% by 2029.

Third Quarter 2025 Guidance(2)(4)
Net sales	$2,510M - $2,590M
Organic net sales growth(3)	20% - 24%
Adjusted operating profit(1)	$490M - $530M
Adjusted operating margin(3)	19.75% - 20.25%
Adjusted diluted EPS(1)	$0.94 - $1.00

Full Year 2025 Guidance(2)(4)
Net sales	$9,925M - $10,075M
Organic net sales growth(3)	23% - 25%
Adjusted operating profit(1)	$1,950M - $2,030M
Adjusted operating margin(3)	19.7% - 20.3%
Adjusted diluted EPS(1)	$3.75 - $3.85
Adjusted free cash flow(3)	$1,375M - $1,425M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    For purposes of this presentation and accompanying earnings guidance information, tariff rates active on July 28, 2025, include (but are not limited to): existing Chapter 1-97 tariffs; Section 301 tariffs; IEEPA tariffs (20% China; 25% Mexico / Canada; 0% USMCA); Section 232 Steel and Aluminum tariffs (50%); and Reciprocal tariffs (10% All Countries and certain exceptions for Mexico / Canada goods). Our guidance does not take into account those proposed tariffs that may become effective after July 28, 2025 as we await further clarification from relevant regulatory authorities. This tariff situation remains fluid and uncertain. Tariff costs incremental to current guidance are possible as the tariff perimeter is subject to ongoing changes.
(3)    This is a forward-looking non-GAAP financial measure that cannot be reconciled without unreasonable efforts for those reasons set forth under “Non-GAAP Financial Measures” of this release.
(4)    Guidance does not include any anticipated financial results for the Acquisition given that the transaction is still subject to closing conditions.

Second Quarter 2025 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, July 30, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to third quarter and full-year 2025 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2025, as well as expected impacts from our pricing actions, and our guidance for third quarter and full year 2025 and statements regarding tariffs, global trade conflict and any actions we may take in response thereto. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,”

“should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2024 Annual Report on Form 10-K filed with the SEC on February 18, 2025. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of our customers’ markets; long sales cycles for certain Vertiv products and solutions as well as unpredictable placing or cancelling of customer orders; failure to realize sales expected from our backlog of orders and contracts; disruption of our customer’s orders or the markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the industry in which we operate; failure to obtain performance and other guarantees from financial institutions; failure to properly manage supply chain, difficulties with third-party manufacturers and increases in costs of material, freight and/or labor, and changes in the costs of production; competition in the infrastructure technologies; risks associated with information technology disruption or cyber-security incidents; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; increase of variability in our effective tax rate costs or liabilities associated with product liability due to global operations subjecting us to income and other taxes in the U.S. and numerous foreign entities; the global scope of Vertiv’s operations, especially in emerging markets; failure to benefit from future significant corporate transactions; risks associated with Vertiv’s sales and operations in emerging markets including economic, political and production level risk; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; our ability to comply with various laws and regulations including but not limited to, laws and regulations relating to data protection and data privacy; failure to properly address legal compliance issues, particularly those related to imports/exports, anti-corruption laws, and foreign operations; risks associated with foreign trade policy, including tariffs and global trade conflict and any actions we may take in response thereto; risks associated with litigation or claims against the Company, including the risk of adverse outcomes to any legal claims and proceedings; our ability to protect or enforce our proprietary rights on which our business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate material weaknesses in our internal controls over financial reporting; our level of indebtedness and the ability to incur additional indebtedness; our ability to comply with the covenants and restrictions contained in our credit agreements, including restrictive covenants that restrict operational flexibility; our ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; our ability to access funding through capital markets; resales of Vertiv securities may cause volatility in the market price of our securities; our organizational documents contain provisions that may discourage unsolicited takeover proposals; our certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of our subsidiaries to pay dividends; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; our ability to attract, train and retain key members of our leadership team and other qualified personnel; the adequacy of our insurance coverage; fluctuations in interest rates materially affecting our financial results and increasing the risk our counterparties default in our interest rate hedges; our incurrence of significant costs and devotion of substantial management time as a result of operating as a public company; the timing and consummation of the Acquisition; and the risk that the closing does not occur; expected expenses related to the Acquisition; the possible diversion of management time on issues related to the Acquisition; the ability of Vertiv to maintain relationships with customers and suppliers in connection with the Acquisition; and the ability of Vertiv to retain management and key employees of the Great Lakes companies; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv. Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Antonia Caamaño
Ruder Finn for Vertiv
E: Antonia.Caamano@ruderfinn.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Net sales
Net sales - products	$2,166.0	$1,555.2	$3,815.7	$2,825.5
Net sales - services	472.1	397.6	858.4	766.4
Net sales	2,638.1	1,952.8	4,674.1	3,591.9
Costs and expenses
Cost of sales - products	1,470.3	963.0	2,582.4	1,809.3
Cost of sales - services	271.2	248.6	508.6	475.0
Cost of sales	1,741.5	1,211.6	3,091.0	2,284.3
Operating expenses
Selling, general and administrative expenses	395.6	363.8	741.9	677.8
Amortization of intangibles	46.9	45.8	92.9	91.8
Restructuring costs	1.9	(2.5)	3.0	(2.2)
Foreign currency (gain) loss, net	2.3	0.2	4.9	3.4
Other operating expense (income)	7.5	(2.1)	7.3	(1.8)
Operating profit (loss)	442.4	336.0	733.1	538.6
Interest expense, net	21.3	44.8	46.6	83.8
Loss on extinguishment of debt	—	1.1	—	1.1
Change in fair value of warrant liabilities	—	25.4	—	202.0
Income (loss) before income taxes	421.1	264.7	686.5	251.7
Income tax expense	96.9	86.6	197.8	79.5
Net income (loss)	$324.2	$178.1	$488.7	$172.2

Earnings (loss) per share:
Basic	$0.85	$0.48	$1.28	$0.46
Diluted	$0.83	$0.46	$1.25	$0.44
Weighted-average shares outstanding:
Basic	381,482,996	374,734,093	381,166,015	376,934,638
Diluted	389,846,827	384,488,069	389,977,516	387,001,428

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,640.8	$1,227.6
Short-term investments	98.2	—
Accounts receivable, less allowances of $24.3 and $22.4, respectively	2,831.0	2,362.7
Inventories	1,413.3	1,244.4
Other current assets	318.7	267.1
Total current assets	6,302.0	5,101.8
Property, plant and equipment, net	666.4	625.1
Other assets:
Goodwill	1,374.1	1,321.1
Other intangible assets, net	1,454.1	1,487.1
Deferred income taxes	291.5	303.3
Right-of-use assets, net	244.9	202.1
Other	73.2	92.0
Total other assets	3,437.8	3,405.6
Total assets	$10,406.2	$9,132.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.0	$21.0
Accounts payable	1,605.1	1,316.4
Deferred revenue	1,257.3	1,063.3
Accrued expenses and other liabilities	578.5	612.6
Income taxes	152.6	83.7
Total current liabilities	3,614.5	3,097.0
Long-term debt, net	2,900.5	2,907.2
Deferred income taxes	252.6	240.3
Long-term lease liabilities	203.1	171.4
Other long-term liabilities	310.1	282.3
Total liabilities	7,280.8	6,698.2
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 381,803,828 and 380,703,974 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	2,858.2	2,821.4
Retained earnings	222.0	(238.3)
Accumulated other comprehensive (loss) income	45.2	(148.8)
Total equity	3,125.4	2,434.3
Total liabilities and equity	$10,406.2	$9,132.5

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Cash flows from operating activities:
Net income (loss)	$324.2	$178.1	$488.7	$172.2
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	23.5	20.1	46.4	39.9
Amortization	49.8	48.3	98.5	97.2
Deferred income taxes	(10.2)	4.8	23.1	(2.8)
Amortization of debt discount and issuance costs	2.1	2.0	4.3	4.1
Change in fair value of warrant liabilities	—	25.4	—	202.0
Stock-based compensation	13.3	8.5	24.5	17.7
Changes in operating working capital	(90.4)	96.1	(95.2)	(3.6)
Other	10.6	(1.8)	35.9	(7.7)
Net cash provided by (used for) operating activities	322.9	381.5	626.2	519.0
Cash flows from investing activities:
Capital expenditures	(45.0)	(34.1)	(81.5)	(69.9)
Investments in capitalized software	(0.9)	(10.9)	(3.2)	(11.6)
Purchase of short-term investments	(98.1)	—	(98.1)	—
Net cash provided by (used for) investing activities	(144.0)	(45.0)	(182.8)	(81.5)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	—	80.0	—	270.0
Repayments of ABL revolving credit facility and short-term borrowings	—	(80.0)	—	(270.0)
Repayment of long-term debt	(5.2)	(5.3)	(10.5)	(10.6)
Dividend payment	(14.2)	(9.4)	(28.4)	(18.7)
Repurchase of common stock	—	—	—	(599.9)
Exercise of employee stock options	11.7	9.2	13.0	23.6
Employee taxes paid from shares withheld	(0.3)	(18.1)	(7.0)	(21.1)
Net cash provided by (used for) financing activities	(8.0)	(23.6)	(32.9)	(626.7)
Effect of exchange rate changes on cash and cash equivalents	9.0	(5.7)	13.3	(11.7)
Increase (decrease) in cash, cash equivalents and restricted cash	179.9	307.2	423.8	(200.9)
Beginning cash, cash equivalents and restricted cash	1,476.1	280.5	1,232.2	788.6
Ending cash, cash equivalents and restricted cash	$1,656.0	$587.7	$1,656.0	$587.7
Changes in operating working capital
Accounts receivable	$(462.4)	$(125.0)	$(380.8)	$(115.1)
Inventories	(8.9)	(117.6)	(137.5)	(224.1)
Other current assets	5.6	0.8	(23.9)	(30.9)
Accounts payable	183.0	120.5	269.5	130.3
Deferred revenue	148.1	154.7	171.5	254.7
Accrued expenses and other liabilities	36.3	60.1	(43.3)	(8.4)
Income taxes	7.9	2.6	49.3	(10.1)
Total changes in operating working capital	$(90.4)	$96.1	$(95.2)	$(3.6)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures and investments in capitalized software; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended June 30,					Six months ended June 30,
	2025	2024	Δ	Δ%	Organic Δ%(2)	2025	2024	Δ	Δ%	Organic Δ%(2)
Net sales(1)
AMER	$1,602.3	$1,121.1	$481.2	42.9%	43.2%	$2,787.6	$2,046.1	$741.5	36.2%	36.7%
APAC	560.2	409.1	151.1	36.9%	36.8%	1,007.4	741.4	266.0	35.9%	36.6%
EMEA	475.6	422.6	53.0	12.5%	7.0%	879.1	804.4	74.7	9.3%	7.1%
Total	$2,638.1	$1,952.8	$685.3	35.1%	34.0%	$4,674.1	$3,591.9	$1,082.2	30.1%	30.0%

Adjusted operating profit (loss)(3)
AMER	$384.6	$285.1	$99.5	34.9%		$644.3	$472.9	$171.4	36.2%
APAC	59.2	32.3	26.9	83.3%		104.9	62.7	42.2	67.3%
EMEA	104.2	109.5	(5.3)	(4.8)%		182.9	179.8	3.1	1.7%
Corporate(4)	(58.7)	(45.1)	(13.6)	30.2%		(106.1)	(85.0)	(21.1)	24.8%
Total	$489.3	$381.8	$107.5	28.2%		$826.0	$630.4	$195.6	31.0%

Adjusted operating margins(5)
AMER	24.0%	25.4%	(1.4)%			23.1%	23.1%	—%
APAC	10.6%	7.9%	2.7%			10.4%	8.5%	1.9%
EMEA	21.9%	25.9%	(4.0)%			20.8%	22.4%	(1.6)%
Vertiv	18.5%	19.6%	(1.1)%			17.7%	17.6%	0.1%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, Legal, and Human Resources.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended June 30,
	2025	2024	Δ	Δ%
Americas:
Products	$1,320.8	$892.1	$428.7	48.1%
Services & spares	281.5	229.0	52.5	22.9%
	$1,602.3	$1,121.1	$481.2	42.9%
Asia Pacific:
Products	$424.0	$293.1	$130.9	44.7%
Services & spares	136.2	116.0	20.2	17.4%
	$560.2	$409.1	$151.1	36.9%
Europe, Middle East & Africa:
Products	$374.1	$332.1	$42.0	12.6%
Services & spares	101.5	90.5	11.0	12.2%
	$475.6	$422.6	$53.0	12.5%
Total:
Products	$2,118.9	$1,517.3	$601.6	39.6%
Services & spares	519.2	435.5	83.7	19.2%
	$2,638.1	$1,952.8	$685.3	35.1%

	Six months ended June 30,
	2025	2024	Δ	Δ%
Americas:
Products	$2,279.1	$1,608.2	$670.9	41.7%
Services & spares	508.5	437.9	70.6	16.1%
	$2,787.6	$2,046.1	$741.5	36.2%
Asia Pacific:
Products	$757.8	$517.1	$240.7	46.5%
Services & spares	249.6	224.3	25.3	11.3%
	$1,007.4	$741.4	$266.0	35.9%
Europe, Middle East & Africa:
Products	$693.1	$629.4	$63.7	10.1%
Services & spares	186.0	175.0	11.0	6.3%
	$879.1	$804.4	$74.7	9.3%
Total:
Products	$3,730.0	$2,754.7	$975.3	35.4%
Services & spares	944.1	837.2	106.9	12.8%
	$4,674.1	$3,591.9	$1,082.2	30.1%

Organic growth by product and service offering

	Three months ended June 30, 2025
	Net Sales Δ	FX Δ	Organic growth	Organic Δ%(1)
Americas:
Products	$428.7	$2.4	$431.1	48.3%
Services & spares	52.5	1.1	53.6	23.4%
	$481.2	$3.5	$484.7	43.2%
Asia Pacific:
Products	$130.9	$(0.9)	$130.0	44.4%
Services & spares	20.2	0.3	20.5	17.7%
	$151.1	$(0.6)	$150.5	36.8%
Europe, Middle East & Africa:
Products	$42.0	$(19.2)	$22.8	6.9%
Services & spares	11.0	(4.3)	6.7	7.4%
	$53.0	$(23.5)	$29.5	7.0%
Total:
Products	$601.6	$(17.7)	$583.9	38.5%
Services & spares	83.7	(2.9)	80.8	18.6%
	$685.3	$(20.6)	$664.7	34.0%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended June 30, 2024.

	Six months ended June 30, 2025
	Net Sales Δ	FX Δ	Organic growth	Organic Δ%(1)
Americas:
Products	$670.9	$6.2	$677.1	42.1%
Services & spares	70.6	3.1	73.7	16.8%
	$741.5	$9.3	$750.8	36.7%
Asia Pacific:
Products	$240.7	$2.9	$243.6	47.1%
Services & spares	25.3	2.5	27.8	12.4%
	$266.0	$5.4	$271.4	36.6%
Europe, Middle East & Africa:
Products	$63.7	$(15.9)	$47.8	7.6%
Services & spares	11.0	(2.0)	9.0	5.1%
	$74.7	$(17.9)	$56.8	7.1%
Total:
Products	$975.3	$(6.8)	$968.5	35.2%
Services & spares	106.9	3.6	110.5	13.2%
	$1,082.2	$(3.2)	$1,079.0	30.0%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the six months ended June 30, 2024.

Segment operating profit (loss)

Operating profit (loss)	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Americas	$384.6	$285.1	$644.3	$472.9
Asia Pacific	59.2	32.3	104.9	62.7
Europe, Middle East & Africa	104.2	109.5	182.9	179.8
Total reportable segments	548.0	426.9	932.1	715.4
Foreign currency gain (loss)	(2.3)	(0.2)	(4.9)	(3.4)
Corporate	(56.4)	(44.9)	(101.2)	(81.6)
Total corporate and other	(58.7)	(45.1)	(106.1)	(85.0)
Amortization of intangibles	(46.9)	(45.8)	(92.9)	(91.8)
Operating profit (loss)	$442.4	$336.0	$733.1	$538.6
Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Net cash provided by (used for) operating activities	$322.9	$381.5	$626.2	$519.0
Capital expenditures	(45.0)	(34.1)	(81.5)	(69.9)
Investments in capitalized software	(0.9)	(10.9)	(3.2)	(11.6)
Adjusted free cash flow	$277.0	$336.5	$541.5	$437.5
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Operating profit (loss)	$442.4	$336.0	$733.1	$538.6
Amortization of intangibles	46.9	45.8	92.9	91.8
Adjusted operating profit (loss)	$489.3	$381.8	$826.0	$630.4
Reconciliation from operating margin to adjusted operating margin

	Three months ended June 30, 2025	Three months ended June 30, 2024	Δ	Six months ended June 30, 2025	Six months ended June 30, 2024	Δ
Vertiv net sales	$2,638.1	$1,952.8	$685.3	$4,674.1	$3,591.9	$1,082.2
Vertiv operating profit (loss)	442.4	336.0	106.4	733.1	538.6	194.5
Vertiv operating margin	16.8%	17.2%	(0.4)%	15.7%	15.0%	0.7%

Amortization of intangibles	$46.9	$45.8	$1.1	$92.9	$91.8	$1.1
Vertiv adjusted operating profit (loss)	489.3	381.8	107.5	826.0	630.4	195.6
Vertiv adjusted operating margin	18.5%	19.6%	(1.1)%	17.7%	17.6%	0.1%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended June 30, 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$442.4	$21.3	$96.9	$324.2	$0.83
Amortization of intangibles	46.9	—	—	46.9	0.12
Non-GAAP adjusted	$489.3	$21.3	$96.9	$371.1	$0.95
Diluted shares (in millions)					389.8
(1)Diluted EPS and adjusted diluted EPS is calculated using 389.8 million shares (includes 381.5 million basic shares and 8.3 million potential dilutive equity awards).

Three months ended June 30, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$336.0	$44.8	$1.1	$25.4	$86.6	$178.1	$0.46
Amortization of intangibles	45.8	—	—	—	—	45.8	0.12
Change in warrant liability	—	—	—	(25.4)	(9.1)	34.5	0.09
Non-GAAP adjusted	$381.8	$44.8	$1.1	$—	$77.5	$258.4	$0.67
Pro-forma diluted shares (in millions)							384.5
(1)Diluted EPS and adjusted diluted EPS is calculated using 384.5 million shares (includes 374.7 million basic shares and 9.8 million potential dilutive stock options and restricted stock units). We believe that this adjusted version better reflects our actual performance because it removes the impact of warrant liability accounting and the associated impact on adjusted diluted EPS.

Six months ended June 30, 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$733.1	$46.6	$197.8	$488.7	$1.25
Amortization of intangibles	92.9	—	—	92.9	0.24
Non-recurring tax adjustment, net(2)	—	—	(39.5)	39.5	0.10
Non-GAAP adjusted	$826.0	$46.6	$158.3	$621.1	$1.59
Diluted shares (in millions)					390.0
(1)Diluted EPS and adjusted diluted EPS is calculated using 390.0 million shares (includes 381.2 million basic shares and 8.8 million potential dilutive equity awards).
(2)Nonrecurring tax adjustment of $39.5 million due to recently issued guidance which changes our assessment of our realizability of certain deferred tax assets.

Six months ended June 30, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS(1)
GAAP	$538.6	$83.8	$1.1	$202.0	$79.5	$172.2	$0.44
Amortization of intangibles	91.8	—	—	—	—	91.8	0.24
Change in warrant liability	—	—	—	(202.0)	38.8	163.2	0.42
Non-GAAP adjusted	$630.4	$83.8	$1.1	$—	$118.3	$427.2	$1.10
Diluted shares (in millions)							387.0
(1)Diluted EPS and adjusted diluted EPS is calculated using 387.0 million shares (includes 376.9 million basic shares and 10.1 million potential dilutive stock options and restricted stock units). We believe that this adjusted version better reflects our actual performance because it removes the impact of warrant liability accounting and the associated impact on adjusted diluted EPS.

Vertiv Holdings Co
2025 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS(1)(2)

Third Quarter 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(3)
GAAP	$463.8	$20.0	$111.0	$332.8	$0.85
Amortization of intangibles	46.2	—	—	46.2	0.12
Non-GAAP adjusted	$510.0	$20.0	$111.0	$379.0	$0.97
Diluted shares (in millions)					390.0

Full Year 2025
	Operating profit (loss)	Interest expense, net	Income tax expense (benefit)	Net income (loss)	Diluted EPS(3)
GAAP	$1,807.7	$87.0	$461.5	$1,259.2	$3.23
Amortization of intangibles	182.3	—	—	182.3	0.47
Non-recurring tax adjustment, net(4)	—	—	(39.5)	39.5	0.10
Non-GAAP adjusted	$1,990.0	$87.0	$422.0	$1,481.0	$3.80
Diluted shares (in millions)					390.0
(1)Our guidance reflects the currently expected impacts of the tariff rates active on July 28, 2025, including (but not limited to): existing Chapter 1-97 tariffs; Section 301 tariffs; IEEPA tariffs (20% China; 25% Mexico / Canada; 0% USMCA); Section 232 Steel and Aluminum tariffs (50%); and Reciprocal tariffs (10% All Countries and certain exceptions for Mexico / Canada goods). Our guidance does not take into account those proposed tariffs expected to become effective after July 28, 2025 as we await further clarification from relevant regulatory authorities. This tariff situation remains fluid and uncertain. Tariff costs incremental to current guidance are possible as the tariff perimeter is subject to ongoing changes.
(2)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2025 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(3)Diluted EPS and adjusted diluted EPS based on 390.0 million shares (includes 381.2 million basic shares and 8.8 million potential dilutive equity awards).
(4)Nonrecurring tax adjustment of $39.5 million due to recently issued guidance which changes our assessment of our realizability of certain deferred tax assets.